UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 29, 2008

General Cable Corporation

__________________________________________

(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (859) 572-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On April 29, 2008 the registrant issued a press release, a copy of which is furnished as Exhibit 99 hereto and is incorporated herein by reference.

The press release contains adjustments to earnings per share calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States.  Adjusted earnings per share is a “non-GAAP financial measure” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended.  Registrant’s management believes that investors’ understanding of the registrant’s performance is enhanced by disclosing this non-GAAP financial measure as a reasonable basis for comparison of the registrant’s ongoing results of operations.  Non-GAAP measures should not be considered a substitute for GAAP-basis measures and results.  Our non-GAAP measures may not be comparable to non-GAAP measures of other companies.

Item 9.01

Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(d)   The Exhibit furnished in this report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

April 29, 2008

/s/ Robert J. Siverd

Robert J. Siverd

Executive Vice President and

General Counsel

INDEX TO EXHIBITS

Exhibit Number

Description

Method of Filing

99

Press Release

Furnished Herewith

GENERAL CABLE CORPORATION

EXHIBIT 99

CONTACT:

Michael P. Dickerson

FOR IMMEDIATE RELEASE

Vice President of Finance and

April 29, 2008

Investor Relations

(859) 572-8684

GENERAL CABLE REPORTS FIRST QUARTER RESULTS

HIGHLAND HEIGHTS, KENTUCKY, April 29, 2008 – General Cable Corporation (NYSE: BGC), one of the largest and most geographically diversified wire and cable companies, reported today revenues and earnings for the first quarter. Reported diluted earnings per share for the first quarter of 2008 were $1.21, an increase of 19.8% from the adjusted earnings per share for the first quarter of 2007 of $1.01. Adjusted earnings per share for the first quarter of 2007 exclude the impact of charges related to the Company’s tender offer for its $285 million Senior Notes. Reported diluted earnings per share for the first quarter of 2007 were $0.71.

First Quarter Highlights

•

Record first quarter revenues of $1.57 billion, including $443.2 million from acquisitions completed in the last twelve months, grew 41.6% compared to the year ago period on a metal-adjusted basis

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Operating income  increased $24.2 million or 26.6%

•

Awarded first North Sea submarine cable wind farm project and Company’s first long-haul repeatered submarine fiber optic communications project, which together are expected to be approximately  $70 million in revenues

•

Successful integration of PDIC; well positioned to capture commercial and operating synergies as well as build our position in developing economies

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International sales were approximately 70% of total revenues; now one of the most geographically diverse U.S. based global manufacturing companies

First Quarter Results

Net sales for the first quarter of 2008 were $1,568.4 million, an increase of $460.5 million or 41.6% compared to the first quarter of 2007 on a metal-adjusted basis. This growth was principally due to the acquisition of PDIC, the Company’s exposure to global electrical infrastructure markets and favorable foreign exchange translation partially offset by lower electric utility and outside plant telecommunications cable demand in the United States.

First quarter 2008 operating income was $115.3 million compared to operating income of $91.1 million in the first quarter of 2007, an increase of $24.2 million or 26.6%. The increase in operating earnings was principally from the addition of PDIC, favorable lower-of-cost-or-market inventory adjustments of $3.9 million and strong global markets for energy and industrial infrastructure products, partially offsetting lower demand and pricing for certain utility products in North America. Operating margin was 7.4% in the first quarter of 2008, a decrease of approximately 80 basis points from the operating margin percentage of 8.2% in the first quarter of 2007 on a metal-adjusted basis. This decline was principally due to the reduction in the North American segment profitability.

GENERAL CABLE REPORTS FIRST QUARTER RESULTS

Gregory B. Kenny, President and Chief Executive Officer of General Cable, said, “I am pleased with the record financial results the Company achieved in the first quarter. Because of the strength of our broad-based global infrastructure products, the Company was able to overcome rapidly rising copper prices during the latter part of the quarter and a weakening U.S. economy to deliver nearly 20% earnings growth. This is a strong testament to the success of the Company’s efforts to diversify its product and geographic reach over the last several years and our culture of continuous improvement.”

Market Update

European electric utility and electrical infrastructure markets remain strong, offsetting the impact of Spain’s weaker construction market. The Company’s internal investment in Europe for submarine power cables, long-haul submarine fiber optic communications systems, high voltage underground cable systems, and products for the oil and gas industry continue as planned. The Company was recently awarded its first submarine wind farm project as well as its first repeatered long-haul submarine fiber optic communications link project. Combined, these projects will contribute over $70 million in revenues in the second half of 2008 and the first half of 2009. Operating earnings in the Company’s European business grew by 24.9% to $49.1 million in the first quarter of 2008 compared to the prior year. Operating margin was 8.9% in the first quarter, an increase of 50 basis points from the 8.4% reported in the first quarter of 2007 on a metal adjusted basis.

“Today, nearly 30% of the Company’s production capacity in Spain is exported into other markets in Europe, North Africa and the Middle East. With our export experience from Spain combined with PDIC’s operations in Thailand, which also reaches into these markets, we have excellent visibility into the opportunities that these regions present. We are working diligently to identify unique investment opportunities in these areas, with a particular emphasis on energy and industrial infrastructure products, where we believe growth rates will far exceed that of Western Europe and North America,” said Kenny.

Strength in the Company’s Rest of World segment is broad-based. The Rest of World segment includes businesses with leading market positions in Central and South America, Sub-Saharan Africa, Oceania and the Pacific Islands, as well as positions in Southeast Asia, China and India. Revenue in this segment was up $432.4 million, principally related to the acquisition of PDIC which was completed during the fourth quarter of 2007. Continuing strength in the developing regions of the world is being driven by high levels of construction and mining activities as well as programs to bring electricity further into the rural areas of the countryside, such as Brazil’s “Lights for All” program. Operating earnings were $35.0 million, an increase of $30.0 million from the first quarter of 2007.

In North America, revenues decreased 9.9% in the first quarter compared to 2007 on a metal-adjusted basis while operating earnings decreased $15.6 million. During the quarter, demand for electrical infrastructure products, as well as networking, assemblies and infrastructure related specialty products remained strong offset by declines in electric utility and outside plant telecommunications product demand. Outside plant telecommunications product demand continues to decline with the industry’s investment bias towards fiber initiatives. Electric utility year-over-year declines are partially due to the strong cable demand in the first quarter 2007 resulting from storm restoration work from the Midwest ice storms in the winter of 2007. Also, demand for low voltage and small gauge sized medium voltage products supporting the residential construction markets, which began to negatively affect the Company’s growth rates significantly in the third quarter of 2007, continues to be weak. However, demand for these products has improved sequentially in the first quarter of 2008 compared to the fourth quarter of 2007, and should improve sequentially again in the second quarter of 2008 due to the seasonal nature of construction spending in North America. In the second quarter, we expect demand for our MRO, industrial and data communications products to improve compared to the prior year.

GENERAL CABLE REPORTS FIRST QUARTER RESULTS

“Despite the recent reductions in cable demand from the North American electric and telecommunications utilities, the Company has continued to deliver significant year-over-year overall earnings growth due to the strength of international markets. Nevertheless, we continue to view the long- term fundamentals for transmission cable in North America to be strong and expect our low voltage electric utility products to recover with the construction cycle in the United States,” Kenny said.

Preferred Stock Dividend

In accordance with the terms of the Company’s 5.75% Series A Convertible Redeemable Preferred Stock, the Board of Directors has declared a regular quarterly preferred stock dividend of approximately $0.72 per share.  The dividend is payable on May 23, 2008 to preferred stockholders of record as of the close of business on April 30, 2008. The Company expects the quarterly dividend payment to approximate $0.1 million.

Second Quarter 2008 Outlook

“The Company is clearly benefiting from its strategic investments to expand into new products and geographies more than offsetting the ongoing weakness in certain product lines in the developed economies.  Despite the weakening U.S. and Spanish economies, as well as rapidly increasing copper and other raw material prices, for the second quarter, the Company expects to report earnings per share of $1.20 to $1.30 compared to adjusted earnings per share of $1.07 in the second quarter of 2007, a double digit percentage increase, on revenues of approximately $1.7 to $1.8 billion,” Kenny concluded. Reported diluted earnings per share in the second quarter of 2007 were $1.15, including $0.08 tax benefit from the reduction in certain state deferred tax asset valuation allowances. Without this tax benefit, earnings per share would have been $1.07.

General Cable will discuss first quarter results on a conference call and webcast at 8:30 a.m. ET tomorrow, April 30, 2008. For more information please see our website at www.generalcable.com.

General Cable (NYSE:BGC) is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial,  and communications markets. Visit our website at www.generalcable.com.

Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include the economic strength and competitive nature of the geographic markets that the Company serves; economic, political and other risks of maintaining facilities and selling products in foreign countries; changes in industry standards and regulatory requirements; advancing technologies, such as fiber optic and wireless technologies; volatility in the price of copper and other raw materials, as well as fuel and energy and the Company’s ability to reflect such volatility in its selling prices; interruption of supplies from the Company’s key suppliers; the failure to negotiate extensions of the Company’s labor agreements on acceptable terms; the Company’s ability to increase manufacturing capacity and achieve productivity improvements; the Company’s dependence upon distributors and retailers for non-exclusive sales of certain of  the Company’s products; pricing pressures in the Company’s end markets; the Company’s ability to maintain the uncommitted accounts payable or accounts receivable financing arrangements in its European operations; the impact of any additional charges in connection with plant closures and the Company’s inventory accounting practices; the impact

GENERAL CABLE REPORTS FIRST QUARTER RESULTS

of certain asbestos litigation, unexpected judgments or settlements and environmental liabilities; the ability to successfully identify, finance and integrate acquisitions; the impact of terrorist attacks or acts of war which may affect the markets in which the Company operates; the Company’s ability to  retain key employees; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the impact on the Company’s operating results of its  pension accounting practices; volatility in the market price of the Company’s common stock all of which are more fully discussed in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008  as well as periodic reports filed with the Commission.

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TABLES TO FOLLOW

Release No. 0575

04/29/08